SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OPTIMIZERX CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

407 Sixth Street, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ ]

Securities Act registration statement file number to which this form relates: 333-155280
 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
 (Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1/A-3, as amended, filed with the commission (File No. 333-155280) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of OptimizeRx Corporation (the “Company”)[1].
3.2	Amended and Restated Bylaws of the Company[1].
4.1	Certificate of Designation, filed on September 5, 2008, with the Secretary of State of the State of Nevada by the Company[1].
5.1	Opinion of Sichenzia Ross Friedman Ference LLP[2].
10.1	Agreement Concerning the Exchange of Securities, dated on April 14, 2008 by and among RFID, Ltd., OptimizeRx Corporation and the Security Holders of OptimizeRx Corporation[1].
10.2	Securities Purchase Agreement, dated September 8, 2008, by and between the Company and Vicis Capital Master Fund (“Vicis”)[1].
10.3	Form of Series A Warrant[1].
10.4	Registration Rights Agreement, dated September 8, 2008, by and between the Company and Vicis[1].
10.5	Security Agreement, dated September 8, 2008, by and between the Company and Vicis[1].
10.6	Guaranty Agreement, dated September 8, 2008, by and between the Company and Vicis[1].
10.7	Guarantor Security Agreement, dated September 8, 2008, by and between the Company and Vicis[1].
10.8	Form of Partnership Agreement between the Company and Dendrite International, Inc. d/b/a/ Cegedim Dendrite, as entered into on June 24, 2008[1].
10.9	Letter of Intent between the Company and Sudler & Hennessy, dated September 30, 2008[1].
21.1	List of Subsidiaries[1]
23.1	Consent of Auditors (as filed herein)[2].
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1) [2].
99.1	Form of Common Stock Certificate[1].

1Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 12, 2008.
2Incorporated by reference to the Form S-1/A-3, filed by the Company with the Securities and Exchange Commission on February 11, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: March 26, 2009

OptimizeRx Corporation

By:       /s/ David A Harrell
             David A. Harrell
Title:    Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)